Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement of Tasty Baking Company on Form S-8 of our report dated June 25, 2003 on the financial statements of the Tasty Baking Company 401 (k) Thrift Plan, for the year ended December 31, 2002, which report is included in this Annual Report on Form 11-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
June 25, 2004